Arguss Holdings, Inc.
                               Exhibit 21
                        Subsidiaries of the Registrant
                            December 31, 1997

                                                        Names Used
    Subsidiary            State of Incorporation        in Business
    ----------            ----------------------        -----------
Arguss Services Corp.           Delaware                Arguss Services

White Mountain Cable            Delaware                White Mountain Cable
                                                        Construction
                                                        TCS Communications
                                                        Rite Cable Construction

Conceptronic, Inc.              Delaware                Conceptronic